UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 4, 2002

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of principal executive offices)	(Zip Code)

(312) 544-2000
(Registrant's telephone number, including area code)

Item 9.   Regulation FD Disclosure

On August 30, 2002, the Department of the Navy notified Boeing (the "Company") and General Dynamics Corporation that unless they paid, within 30 days, approximately $2.3 billion that the Government claims they owe in the A-12 case, it would turn the matter over to the Defense Finance and Accounting Service for collection. The letter acknowledges that negotiations regarding a settlement are ongoing and that the Navy fully supports that effort. As noted in the Company's Form 10-Q for the six month period ended June 30, 2002, the Company is continuing to pursue its legal appeal in this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BOEING COMPANY

/s/ James A. Bell

James A. Bell Vice President Finance & Corporate Controller
September 4, 2002